UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2017

(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

Gogo Baby, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On September 20, 2017 Alpha Investment Inc. (“the Company”) agreed to sell and Hoosier Real Estate Investors, LLC (“Purchaser”) hereby agreed to purchase 166,667 shares of restricted common stock (the “Shares”) from the Company at a purchase price of $15.00 per Share (the “Purchase Price”) totaling Two Million Five Hundred Thousand Dollars ($2,500,000).

The proceeds were deposited in the escrow account of the Purchaser’s counsel at closing. Therefrom, shall be used to provide lending capital for the Company’s newly implemented business line of credit services.

The Purchase Price shall be payable contemporaneously with the execution of this subscription agreement (the “Subscription Agreement”) by wire transfer in immediately available funds in accordance with instructions furnished by the Company. The Shares are being offered and sold to Purchaser by the Company in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

The purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The purchaser further understands that Purchaser’s rights and responsibilities as a Purchaser and the terms and conditions of the sale and purchase of the Shares will be governed by the terms and conditions of the Subscription Agreement.

Date: September 25, 2017

ALPHA INVESTMENT INC.

By: /s/ Todd C. Buxton

Todd C. Buxton, CEO